Exhibit 5.2

[LETTERHEAD OF VENABLE LLP]

April 20, 2005

Amli Residential Properties Trust
Suite 3100
125 South Wacker Drive
Chicago, Illinois 60606

     Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as Maryland counsel to Amli Residential Properties Trust, a Maryland real estate investment trust (the “Trust”), in connection with certain matters of Maryland law arising out of the registration of the following securities, having an aggregate initial offering price of up to $300,000,000 (collectively, the “Securities”): (a) Common Shares of Beneficial Interest, par value $0.01 per share (“Common Shares”), (b) Preferred Shares of Beneficial Interest, par value $0.01 per share (“Preferred Shares”), (c) Warrants to Purchase Common Shares (“Common Warrants”) and (d) Warrants to Purchase Preferred Shares (“Preferred Warrants”), all covered by the above-referenced Registration Statement and any amendments thereto (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The Declaration of Trust of the Trust (the “Declaration of Trust”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Amli Residential Properties Trust
April 20, 2005

     3. The Amended and Restated Bylaws of the Trust (the “Bylaws”), certified as of the date hereof by an officer of the Trust;

     4. Resolutions adopted by the Board of Trustees of the Trust (the “Board of Trustees”), relating to the authorization and approval of the registration of the Securities on Form S-3, certified as of the date hereof by an officer of the Trust;

     5. A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;

     6. A certificate executed by an officer of the Trust, dated as of the date hereof; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.

     3. Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The issuance and terms of the Securities to be issued by the Trust from time to time will be approved by the Board of Trustees, or a duly authorized committee thereof,

Amli Residential Properties Trust
April 20, 2005

in accordance with Maryland law and the Declaration of Trust and Bylaws (with such approval referred to herein as the “Trust Proceedings”).

     6. The form of certificates or other instruments or documents representing the Securities will conform in all respects to the requirements of Maryland law.

     7. None of the Securities will be issued, sold or transferred in violation of Article 3 of the Declaration of Trust.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon completion of all Trust Proceedings relating to the Common Shares, the Common Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the Trust Proceedings (assuming that, upon issuance, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Trust is then authorized to issue under the Declaration of Trust), will be validly issued, fully paid and nonassessable.

     3. Upon completion of all Trust Proceedings relating to the Preferred Shares, the Preferred Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the Trust Proceedings (assuming that, upon issuance, the total number of Preferred Shares issued and outstanding will not exceed the total number of Preferred Shares or the number of Preferred shares of any class or series that the Trust is then authorized to issue under the Declaration of Trust), will be validly issued, fully paid and nonassessable.

     4. Upon the completion of all Trust Proceedings relating to the Common Warrants (assuming that, upon issuance, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Trust is then authorized to issue under the Declaration of Trust), the issuance of the Common Warrants will be duly authorized.

     5. Upon the completion of all Trust Proceedings relating to the Preferred Warrants (assuming that, upon issuance, the total number of Preferred Shares issued and outstanding will not exceed the total number of Preferred Shares or the number of Preferred Shares of any class or series that the Trust is then authorized to issue under the Declaration of Trust), the issuance of the Preferred Warrants will be duly authorized.

     The foregoing opinion is limited to the laws of the State of Maryland and we do

Amli Residential Properties Trust
April 20, 2005

     not express any opinion herein concerning any other law. We express no opinion in connection with federal securities laws, the securities (or “blue sky”) laws of the State of Maryland or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section captioned “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP